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                                                                    EXHIBIT 25.1

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                         SECTION 305 (B) (2) __________

               THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

             New York                                       13-5691211
      (State of Incorporation                           (I.R.S. employer
    If not a U.S. national bank)                       Identification number)

    One Liberty Plaza
    New York, N.Y.                                           10006
    (Address of principal                                  (Zip code)
     Executive office)

              ----------------------------------------------------
                            EMMIS ESCROW CORPORATION
              (Exact name of obligor as specified in its charter)
                                    Indiana
         (State or other jurisdiction of incorporation or organization)
                                   35-2133866
                      (I.R.S. employer identification no.)
                                One Emmis Plaza
                         40 Monument Circle, Suite 700
                             Indianapolis, IN 46204

             (Address of principal executive offices) (Postal Code)

              ----------------------------------------------------

                             SENIOR DISCOUNT NOTES

                      (Title of the indenture securities)


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                                       -2-

Item 1.  General Information
         -------------------
         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.
                      Federal Reserve Bank of New York
                      33 Liberty Street
                      New York, N. Y. 10045

                      State of New York Banking Department
                      State House, Albany, N.Y.

         (b) Whether it is authorized to exercise corporate trust powers. The Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliation with the Obligor.
         -----------------------------
         If the obligor is an affiliate of the trustee, describe each such affiliation. The obligor is not an affiliate of the Trustee.

Item 16. List of Exhibits.
         -----------------
         List below all exhibits filed as part of this statement of eligibility.

         Exhibit 1 - Copy of the Organization Certificate of the Trustee as now
                     in effect. (Exhibit 1 to T-1 to Registration Statement
                     No. 333-6688).

         Exhibit 2 - Copy of the Certificate of Authority of the Trustee to
                     commerce business. (Exhibit 2 to T-1 to Registration Statement No. 333-6688).

         Exhibit 3 - None; authorization to exercise corporate trust powers is contained in the documents identified above as
                     Exhibit 1 and 2.

         Exhibit 4 - Copy of the existing By-Laws of the Trustee. (Exhibit 4 to
                     T-1 to Registration Statement No. 333-6688).

         Exhibit 5 - No Indenture referred to in Item 4.

         Exhibit 6 - The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration Statement No. 333-27685).

         Exhibit 7 - Copy of the latest Report of Condition of the Trustee as of
                     March 31, 2001



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                                    SIGNATURE



           Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 31st day of May, 2001.




                                       THE BANK OF NOVA SCOTIA TRUST
                                            COMPANY OF NEW YORK


                                       By: /S/ George E. Timmes
                                          -----------------------------
                                           George E. Timmes

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The Bank of Nova Scotia Trust company of New York
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Legal Title of Bank


New York
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City


New York                                       10006
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State                                       Zip Code

FDIC Certificate Number
                       -----------------------------


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                                                         -------------------------------------
                                                          Dollars Amounts in Thousands     RCON      Bil       Mil     Thou
------------------------------------------------------------------------------------------------------------------------------
ASSETS

1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1)...........................  0081                          149    1.a.
    b. Interest-bearing balances (2)....................................................  0071                  5       010    1.b.
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A).......................  1754                  1       218    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).....................  1773                            0    2.b.
3.  Federal funds sold and securities purchased under agreements to resell..............  1350                 13       697    3.
4.  Loans and lease financing receivables (from Schedule RC-C):
    a. LOANS AND LEASES HELD FOR SALE...................................................  5369                            0    4.a.
    b. LOANS AND LEASES, NET OF UNEARNED INCOME..........................  B528        0                                       4.b.
    c. LESS: Allowance for loan and lease losses.........................  3123        0                                       4.c.
    d. LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE (item 4.b. minus 4.c.)....  B529                            0    4.d.
5.  Trading assets (from Schedule RC-D).................................................  3545                            0    5.
6.  Premises and fixed assets (including capitalized leases)............................  2145                            2    6.
7.  Other real estate owned (from RC-M).................................................  2150                                 7.
8.  Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M)...............................................................  2130                            0    8.
9.  Customer's liability to this bank on acceptances outstanding........................  2155                            0    9.
10. Intangible assets:
    a. GOODWILL.........................................................................  3163                            0   10.a.
    b. OTHER INTANGIBLE ASSETS (from Schedule RC-M).....................................  0426                            0   10.b.
11. Other assets (from Schedule RC-F)...................................................  2160                          284   11.
12. Total assets (sum of items 1 through 11)............................................  2170                 20       360   12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


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                                                                       FFIEC 041
                                                                       Page RC-2
                                                                        [ 11 ]

Schedule RC--Continued

                                                                                                    --------------------
                                                                       Dollar Amounts in Thousands  RCON  Bil  Mil  Thou
------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)................... 2200        7   319  13.a.
       (1) Noninterest-baring(1)............................................... 6631      7    259                       13.a.(1)
       (2) Interest-bearing.................................................... 6636            60                       13.a.(2)
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase..................... 2800              0  14.
15. Trading liabilities (from Schedule RC-D)....................................................... 3548              0  15.
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases)(from Schedule RC-M)........................................................ 3190              0  16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding....................................... 2920              0  18.
19. Subordinated notes and debentures(2)........................................................... 3200              0  19.
20. Other liabilities (from Schedule RC-G)......................................................... 2930            163  20.
21. Total liabilities (sum of items 13 through 20)................................................. 2948        7   482  21.
22. Minority interest in consolidated subsidiaries................................................. 3000              0  22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.................................................. 3838              0  23.
24. Common stock................................................................................... 3230        1   000  24.
25. Surplus (exclude all surplus related to preferred stock)....................................... 3839       10   030  25.
26. a. Retained earnings........................................................................... 3632        1   848  26.a.
    b. Accumulated other comprehensive income(3)................................................... B530              0  26.b.
27. Other equity capital components(4)............................................................. A130              0  27.
28. Total equity capital (sum of items 23 through 27).............................................. 3210       12   878  28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)......... 3300       20   360  29.


Memorandum
To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best                          RCON   Number
   describes the most comprehensive level auditing work performed for the bank                          ---------------
   by independent external auditors as of any date during 2000.......................................... 6724      1     M.1.

1 = Independent audit of the bank conducted in accordance        4 = Director's examination of the bank conducted in
    with generally accepted auditing standards by a                  accordance with generally accepted auditing standards by
    certified public accounting firm which submits a report          a certified public accounting firm (may be required by
    on the bank                                                      state chartering authority)
2 = Independent audit of the bank's parent holding company       5 = Director's examination of the bank performed by other
    conducted in accordance with generally accepted auditing         external auditors (may be required by state chartering
    standards by a certified public accounting firm which            authority)
    summits a report on the consolidated holding company         6 = Review of the bank's financial statements by external
    (but not on the bank separately)                                 auditors
3 = Attestation on bank management's assertion on the            7 = Compilation of the bank's financial statements by
    effectiveness of the bank's internal control over                external auditors
    financial reporting by a certified public accounting         8 = Other audit procedures (excluding tax preparation work)
    firm                                                         9 = No external audit work

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.